EXHIBIT 32.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
                           PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, Tania Torruella, the undersigned Chief Executive Officer of Bootie Beer Corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the Annual period ended December 31, 2005, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                            /s/  Tania Torruella
                                            -----------------------------------
                                                 Tania Torruella
Date:  April 13, 2006                            Chief Executive Officer


A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO REGISTRANT AND WILL BE RETAINED BY REGISTRANT AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.